As filed with the Securities and Exchange Commission on May 12, 2017

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

VERITONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1161641
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3366 Via Lido, Newport Beach, CA 92663

(Address of principal registered offices) (Zip Code)

Veritone, Inc. 2014 Stock Option/Stock Issuance Plan, as amended

Veritone, Inc. 2017 Stock Incentive Plan

Veritone, Inc. Employee Stock Purchase Plan

(Full title of the Plan)

Chad Steelberg

Chief Executive Officer

Veritone, Inc.

3366 Via Lido

Newport Beach, CA 92663

(Agent for Service of Process)

(888) 507-1737

(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey B. Coyne, Esq. General Counsel and Secretary Veritone, Inc. 3366 Via Lido Newport Beach, CA 92663 (888) 507-1737	Ellen S. Bancroft, Esq. Morgan, Lewis & Bockius LLP 600 Anton Blvd., Suite 1800 Costa Mesa, CA 92626 (714) 830-0600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value, to be issued pursuant to the Veritone, Inc. 2014 Stock Option/Stock Issuance Plan	4,600,000 shares	$15.00	$69,000,000	$7,997.10
Common Stock, $0.001 par value, to be issued pursuant to the Veritone, Inc. 2017 Stock Incentive Plan	2,000,000 shares	$15.00	$30,000,000	$3,477.00
Common Stock, $0.001 par value, to be issued pursuant to the Veritone, Inc. Employee Stock Purchase Plan	1,000,000 shares	$15.00	$15,000,000	$1,738.50
Total	7,600,000 shares		$109,000,000	$13,212.60

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the Veritone, Inc. Employee Stock Purchase Plan.
(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(h) of the Securities Act of 1933, as amended, and based on $15.00, the initial public offering price of the Registrant’s common stock set forth on the cover page of the registrant’s prospectus dated May 11, 2017 relating to its initial public offering.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the Note to Part I of Form S-8, the information specified by Part I (Items 1 and 2) is omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents, which have been filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s prospectus filed pursuant to Rule 424(b)(4) under the Securities Act on May 12, 2017 relating to the registration statement on Form S-1, as amended (File No. 333-216726), which contains the Registrant’s audited financial statements for the fiscal years ended December 31, 2015 and 2016; and

(b)	The description of the Registrant’s common stock, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38093) filed with the Commission on May 11, 2017, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws, each of which will be effective upon the closing of the Registrant’s initial public offering, provides that the Registrant will indemnify its directors and officers to the fullest extent permitted under Delaware law, which prohibits the Registrant’s amended and restated certificate of incorporation from limiting the liability of the Registrant’s directors for the following: (1) any breach of the director’s duty of loyalty to the Registrant or its stockholders; (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) unlawful payment of dividends or unlawful stock repurchases or redemptions; or (4) any transaction from which the director derived an improper personal benefit.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws will also provide that if Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws will also provide that the Registrant shall indemnify its employees and agents to the fullest extent permitted by law. The Registrant’s amended and restated bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether the Registrant would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. The Registrant has obtained directors’ and officers’ liability insurance.

The Registrant has entered into separate indemnification agreements with it directors and executive officers, in addition to indemnification provided for in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, provide for indemnification of the Registrant’s directors and executive officers for expenses, judgments, fines and settlement amounts incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer or at the Registrant’s request. The Registrant believes that these provisions in its amended and restated certificate of incorporation and amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The above description of the indemnification provisions of the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws is not complete and is qualified in its entirety by reference to these documents, each of which is filed as an exhibit to this Registration Statement.

The limitation of liability and indemnification provisions in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Registrant and its stockholders. A stockholder’s investment may be harmed to the extent the Registrant pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of the Registrant’s directors or officers as to which indemnification is being sought, nor is the Registrant aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

Item 9. Undertakings

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California on May 12, 2017.

VERITONE, INC.

By:	/S/ Chad Steelberg
Chad Steelberg
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of the Registrant do hereby constitute and appoint Chad Steelberg, Chief Executive Officer, and Peter F. Collins, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments that said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Chad Steelberg	Chief Executive Officer and Chairman of the Board	May 12, 2017
Chad Steelberg	(Principal Executive Officer)

/s/ Ryan Steelberg	President and Director	May 12, 2017
Ryan Steelberg	(Principal Financial and Accounting Officer)

/s/ Peter F. Collins	Senior Vice President, Finance and Chief Financial	May 12, 2017
Peter F. Collins	Officer (Principal Financial and Accounting Officer)

/s/ Nathaniel Checketts	Director	May 12, 2017
Nathaniel Checketts

/s/ G. Louis Graziadio, III	Director	May 12, 2017
G. Louis Graziadio, III

/s/ Christopher J. Oates	Director	May 12, 2017
Christopher J. Oates

EXHIBIT INDEX

Exhibit No.	Description	Where Located

4.1	Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 216726) as filed with the Commission on April 28, 2017

4.2.	Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 216726) as filed with the Commission on April 28, 2017

4.3	Form of Third Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 216726) as filed with the Commission on April 28, 2017

4.5	Form of Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 216726) as filed with the Commission on April 28, 2017

4.5	Specimen common stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 216726) as filed with the Commission on April 28, 2017

5.1	Opinion of Morgan, Lewis & Bockius LLP	Filed herewith

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm, dated May 12, 2017	Filed herewith

23.2	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1 to this Registration Statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this Registration Statement)	Filed herewith

99.1	Veritone, Inc. 2014 Stock Option/Stock Issuance Plan (“2014 Plan”)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 216726) as filed with the Commission on March 15, 2017

99.2	Amendment to 2014 Plan dated April 27, 2017	Incorporated by reference to Exhibit 10.33 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 216726) as filed with the Commission on April 28, 2017

99.3	Form of Notice of Grant of Stock Option, together with Forms of Stock Option Agreement and Stock Purchase Agreement under 2014 Plan	Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 216726) as filed with the Commission on March 15, 2017

99.4	Veritone, Inc. 2017 Stock Incentive Plan (“2017 Plan”)	Incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 216726) as filed with the Commission on April 28, 2017

99.5	Form of Restricted Stock Unit Issuance Agreement – Non-employee Directors under the 2017 Plan	Filed herewith

99.6	Form of Notice of Grant of Stock Option and form of Stock Option Agreement under the 2017 Plan	Filed herewith

99.7	Veritone, Inc. Employee Stock Purchase Plan	Incorporated by reference to Exhibit 10.32 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 216726) as filed with the Commission on April 28, 2017